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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                               September 29, 2000


                          Storage Computer Corporation
         ---------------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


          DELAWARE                      1-13616                   02-045093
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


    11 Riverside Street, Nashua, NH                                03062-1373
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code: (603) 880-3005


                                    No Change
                           --------------------------
       (Registrant's Name of Former Address, if Change Since Last Report)




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ITEM 5. OTHER EVENTS.


     On September 29, 2000, Storage Computer Corporation (the "Registrant") privately placed 20,000 shares of a newly-established series of preferred stock designated Series B 8% Convertible Preferred Stock (the "Series B Stock") having an aggregate stated value of $2,000,000. The Series B Stock is convertible into shares of the Registrant's common stock at an initial rate equal to the lower of $13.41 per share or 82.5% of the market price of a share of the Registrant's common stock just prior to the conversion date. The longer the Series B stock is outstanding prior to conversion, the greater the discount from the prevailing market price at which the Series B Stock can be converted into shares of the Registrant's common stock. In connection with this Series B financing, the Registrant also issued a three-year warrant to purchase 186,000 shares of its common stock at an exercise price of $13.41 per share. The Registrant also amended certain terms of its Series A 8% Convertible Preferred Stock relating to seniority.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

2.1 Amended Certificate of Designation of Series A 8% Convertible Preferred Stock of Storage Computer Corporation.

2.2 Certificate of Designation of Series B 8% Convertible Preferred Stock of Storage Computer Corporation.










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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 6, 2000                       STORAGE COMPUTER CORPORATION




                                            By: /s/ Theodore J. Goodlander
                                               ---------------------------
                                               Name:  Theodore J. Goodlander
                                               Title: Chief Executive Officer








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                                  EXHIBIT INDEX


EXHIBIT NO.    EXHIBIT
-----------    -------
2.1            Amended Certificate of Designation of Series A 8% Convertible
               Preferred Stock of Storage Computer Corporation (filed herewith).

2.2 Certificate of Designation of Series B 8% Convertible Preferred Stock of Storage Computer Corporation (filed herewith).








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